UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Logo PSEG PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED ATTN: JUSTIN B. INCARDONE 80 PARK PLAZA-MAIL CODE T4B NEWARK, NJ 07102-0570 Your Vote Counts! PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2026 Annual Meeting Vote by April 20, 2026 11:59 PM ET V83282-P38968 You invested in PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 21, 2026. Get informed before you vote View the 2026 Proxy Statement and 2025 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 7, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* Tuesday, April 21, 2026 1:00 p.m. ET Virtually at: www.virtualshareholdermeeting.com/PEG2026 * Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Ralph A. LaRossa For 1b. Susan Tomasky For 1c. Willie A. Deese For 1d. Jamie M. Gentoso For 1e. Ricardo G. Pérez For 1f. Valerie A. Smith For 1g. Scott G. Stephenson For 1h. Laura A. Sugg For 1i. John P. Surma For 1j. Kenneth Y. Tanji For 1k. Geisha J. Williams For 2. Advisory Vote on the Approval of Executive Compensation. For 3a. Management Proposal to Eliminate Supermajority Voting Requirements for Certain Business Combinations. For 3b. Management Proposal to Eliminate Supermajority Voting Requirements to Remove a Director Without Cause. For 3c. Management Proposal to Eliminate Supermajority Voting Requirement to Make Certain Amendments to Our By-Laws. 4. Approval of Increase in Number of Shares Available Under the PSEG Employee Stock Purchase Plan. For 5. Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor for 2026. For THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V83283-P38968